UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North High Street, Suite 200 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Brian Davis as Chief Financial Officer

On October 4, 2019, the board of directors (the “Board”) of Verrica Pharmaceuticals Inc. (the “Company”) appointed Brian Davis as the Company’s Chief Financial Officer, effective as of October 18, 2019 (the “Effective Date”). Mr. Davis will begin serving as the Company’s principal financial officer and principal accounting officer as of the Effective Date.

Prior to joining the company, Mr. Davis, age 52, was the Chief Financial Officer of Strongbridge Biopharma plc, a public commercial-stage biopharmaceutical company, from March 2015 to September 2019. Prior to joining Strongbridge, Mr. Davis served as Senior Vice President and Chief Financial Officer at Tengion, Inc., a publicly traded regenerative medicine company, from 2010 to December 2014. In December 2014, Tengion, Inc. filed a petition for relief under Chapter 7 of Title 11 of the United States Bankruptcy Code. From 2009 to 2010, Mr. Davis served in a consulting capacity as Chief Financial Officer of Neose Technologies, Inc., a biopharmaceutical company. Mr. Davis worked at Neose Technologies, Inc. from 1994 to 2009, where he held several positions of increasing responsibility, including Senior Vice President and Chief Financial Officer. Mr. Davis is licensed as a certified public accountant, and received a B.S. in accounting from Trenton State College and an M.B.A. from The Wharton School at the University of Pennsylvania.

There are no arrangements or understandings between Mr. Davis and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Davis and any of the Company’s other directors or executive officers.

Offer Letter with Mr. Davis

In connection with his appointment as Chief Financial Officer, Mr. Davis and the Company entered into an offer letter, dated October 4, 2019.

Pursuant to the terms of his offer letter, Mr. Davis’s employment will be at will and may be terminated at any time by the Company or Mr. Davis. Under the terms of the offer letter, Mr. Davis is entitled to receive an annual base salary of $375,000 and an annual target bonus of 40% of his annual base salary, based on achievement of certain individual and corporate milestones to be determined and approved by the Board. Any bonus will be paid at the discretion of the Board and requires employment through the date of payment in order to be earned. In accordance with the offer letter, Mr. Davis will also receive an option to purchase 125,000 shares of common stock on the Effective Date. 25% of the shares subject to the option vest on October 18, 2020 (the first anniversary of the Effective Date) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Davis’s continued service and full acceleration upon the occurrence of a sale event. Pursuant to the offer letter, the Company and Mr. Davis have agreed to memorialize the terms of the offer letter in a separate employment agreement prior to the Effective Date.

The foregoing description of Mr. Davis’s offer letter is not complete and is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Offer Letter, by and between the Company and Brian Davis, dated as of October 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: October 10, 2019	/s/ Ted White
Ted White
President and Chief Executive Officer